McGladrey & Pullen
Certified Public Accountants

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-111534 of Digital Recorders, Inc. on Form S-3 of our report, dated March 31, 2004, except for Note 7, as to which the date is April 14, 2004, and Note 21, as to which the date is April 1, 2004, appearing in this Annual Report on Form 10-K of Digital Recorders, Inc. for the year ended December 31, 2003.

/s/McGladrey & Pullen, LLP

Raleigh, North Carolina
April 14, 2004